Effective October 2, 2008 the Companys
American Depositary Share (ADS) Ratio
Changed from 1:0 (One ADS
Representing Ten Ordinary Shares) to
1:1 (One ADS Representing One
Ordinary Share.

Exhibit A to Deposit Agreement
_________________________________
AMERICANDEPOSITARYSHARES
EachAmericanDepositaryShare
represents ten (10) deposited Shares
No.
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES OF THE
NOMINAL VALUE OF 10 PENCE
EACH OF
SKYEPHARMA PLC
(INCORPORATED UNDER THE LAWS
OF ENGLAND)
The Bank of New York as depositary
(hereinafter called the Depositary), hereby
certifies that _________, or registered
assigns IS THE OWNER OF
_________________
AMERICAN DEPOSITARY SHARES
representing deposited Ordinary Shares
(herein called Shares) of SkyePharma PLC,
incorporated under the laws of England
(herein called the Company).  At the date
hereof, each American Depositary Share
represents ten (10) Ordinary Shares which
are either deposited or subject to deposit
under the deposit agreement at the London,
England office of The Bank of New York
(herein called the Custodian).  The
Depositarys Corporate Trust Office is
located at a different address than its
principal executive office.  Its Corporate
Trust Office is located at 101 Barclay Street,
New York, N.Y. 10286, and its principal
executive office is located at One Wall
Street, New York, N.Y. 10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y.  10286


ARTICLE 1.	THE DEPOSIT
AGREEMENT.
This American Depositary Receipt is one of
an issue (herein called Receipts), all issued
and to be issued upon the terms and
conditions set forth in the Deposit
Agreement, dated as of July 8, 1998, as
amended and restated as of June 4, 2007
(herein called the Deposit Agreement), by
and among the Company, the Depositary,
and all Owners and Beneficial Owners from
time to time of Receipts issued thereunder,
each of whom by accepting a Receipt agrees
to become a party thereto and become bound
by all the terms and conditions thereof.  The
Deposit Agreement sets forth the rights of
Owners and Beneficial Owners of the
Receipts and the rights and duties of the
Depositary in respect of the Shares
deposited thereunder and any and all other
securities, property and cash from time to
time received in respect of such Shares and
held thereunder (such Shares, securities,
property, and cash are herein called
Deposited Securities).  Copies of the
Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the Custodian.
The statements made on the face and reverse
of this Receipt are summaries of certain
provisions of the Deposit Agreement and are
qualified by and subject to the detailed
provisions of the Deposit Agreement, to
which reference is hereby made. Capitalized
terms not defined herein shall have the
meanings set forth in the Deposit
Agreement.
ARTICLE 2.	SURRENDER OF
RECEIPTS AND WITHDRAWAL OF
SHARES.
Upon surrender at the Corporate Trust
Office of the Depositary of this Receipt, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit
Agreement, the Owner hereof is entitled to delivery, as promptly as practicable, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued. Delivery of such Deposited Securities may be made by the delivery of (a) certificates in the name of the Owner hereof or as ordered by him or by certificates properly endorsed or accompanied by proper instruments of transfer to such Owner or as ordered by him and (b) any other securities, property and cash to which such Owner is then entitled in respect of this Receipt to such Owner or as ordered by him. Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Corporate Trust Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Corporate Trust Office of the Depositary shall be at the risk and expense of the Owner hereof.
Notwithstanding any other provision of the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may be suspended only for (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.


ARTICLE 3.	TRANSFERS, SPLIT-UPS,
AND COMBINATIONS OF RECEIPTS.
The transfer of this Receipt is registrable on
the books of the Depositary at its Corporate
Trust Office by the Owner hereof in person
or by a duly authorized attorney, upon
surrender of this Receipt properly endorsed
for transfer or accompanied by proper
instruments of transfer and funds sufficient
to pay any applicable transfer taxes and the
expenses of the Depositary and upon
compliance with such regulations, if any, as
the Depositary may establish for such
purpose.  This Receipt may be split into
other such Receipts, or may be combined
with other such Receipts into one Receipt,
evidencing the same aggregate number of
American Depositary Shares as the Receipt
or Receipts surrendered.  As a condition
precedent to the execution and delivery,
registration of transfer, split-up,
combination, or surrender of any Receipt or
withdrawal of any Deposited Securities, the
Depositary, the Company, the Custodian, or
Registrar may require payment from the
depositor of Shares or the presentor of the
Receipt of a sum sufficient to reimburse it
for any tax or other governmental charge
and any stock transfer or registration fee
with respect thereto (including any such tax
or charge and fee with respect to Shares
being deposited or withdrawn) and payment
of any applicable fees as provided in this
Receipt, may require the production of proof
satisfactory to it as to the identity and
genuineness of any signature and may also
require compliance with such reasonable
regulations as the Depositary may establish
consistent with the provisions of the Deposit
Agreement or this Receipt.
The delivery of Receipts against deposits of
Shares generally or against deposits of
particular Shares may be suspended, or the
transfer of Receipts in particular instances
may be refused, or the registration of
transfer of outstanding Receipts generally
may be suspended, during any period when
the transfer books of the Depositary are
closed, or if any such action is deemed, in
good faith, necessary or advisable by the
Depositary or the Company at any time or
from time to time because of any
requirement of the Companys Articles of
Association or of applicable law or
regulation or of any government or
governmental body or commission, or any
securities exchange on which the Receipts
may be listed or under any provision of the
Deposit Agreement or this Receipt or the
provisions of or governing Deposited
Securities, or any meeting of shareholders of
the Company, or for any other reason,
subject to Article (22) hereof.  Without
limitation of the foregoing, the Depositary
shall not knowingly accept for deposit under
the Deposit Agreement any Shares required
to be registered under the provisions of the
Securities Act of 1933, unless a registration
statement is in effect as to such Shares.  The
Depositary will use its best efforts to comply
with written instructions of the Company to
not accept for deposit under the Deposit
Agreement any Shares identified in such
instructions at such times and under such
circumstances as may reasonably be
specified in such instructions in order to
facilitate the Companys compliance with the
securities laws in the United States.
ARTICLE 4.	LIABILITY OF OWNER
OR BENEFICIAL OWNER FOR
TAXES.
If any tax or other governmental charge
shall become payable with respect to any
Receipt or any Deposited Securities
represented hereby, such tax or other
governmental charge shall be payable by the
Owner or Beneficial Owner hereof to the
Depositary.  The Depositary may refuse to
effect any transfer of this Receipt or any
withdrawal of Deposited Securities
represented by American Depositary Shares
evidenced by such Receipt until such
payment is made, and may withhold any
dividends or other distributions, or may sell
for the account of the Owner or Beneficial
Owner hereof any part or all of the
Deposited Securities represented by the
American Depositary Shares evidenced by
this Receipt, and may apply such dividends
or other distributions or the proceeds of any
such sale in payment of such tax or other
governmental charge and the Owner or
Beneficial Owner hereof shall remain liable
for any deficiency.
ARTICLE 5.	WARRANTIES OF
DEPOSITORS.
Every person depositing Shares under the
Deposit Agreement shall be deemed thereby
to represent and warrant that such Shares
and each certificate therefor are validly
issued, fully paid, nonassessable and free of
any pre-emptive rights of the holders of
outstanding Shares and that the person
making such deposit is duly authorized so to
do.  Every such person shall also be deemed
to represent that the deposit of such Shares
and the sale of Receipts evidencing
American Depositary Shares representing
such Shares by that person are not restricted
under the Securities Act of 1933.  Such
representations and warranties shall survive
the deposit of Shares and issuance of
Receipts.
ARTICLE 6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
Any person presenting Shares for deposit or
any Owner or Beneficial Owner of a Receipt
may be required from time to time to file
with the Depositary or the Custodian such
proof of citizenship or residence, exchange
control approval, legal or beneficial
ownership of Receipts, Deposited Securities
or other securities, or such information
relating to the registration on the books of
the Company or the Foreign Registrar, if
applicable, to execute such certificates and
to make such representations and warranties,
as the Depositary reasonably may deem
necessary or proper or as the Company may
require by written request to the Depositary
or the Custodian.  The Depositary may
withhold the delivery or registration of
transfer of any Receipt or the distribution of
any dividend or sale or distribution of rights
or of the proceeds thereof or the delivery of
any Deposited Securities until such proof or
other information is filed or such certificates
are executed or such representations and
warranties made to the Companys and the
Depositarys satisfaction.  No Share shall be
accepted for deposit unless accompanied by
evidence reasonably satisfactory to the
Depositary that any necessary approval has
been granted by any governmental body in
the United Kingdom which is then
performing the function of the regulation of
currency exchange.
ARTICLE 7.	CHARGES OF
DEPOSITARY.
The Company agrees to pay the fees and
reasonable expenses of the Depositary and
those of any Registrar only in accordance
with agreements in writing entered into
between the Depositary and the Company
from time to time.  The Depositary shall
present its statement for such fees and
expenses to the Company once every three
months.  The fees and expenses of the
Custodian are for the sole account of the
Depositary.
The following charges shall be incurred by
any party depositing or withdrawing Shares
or by any party surrendering Receipts or to
whom Receipts are issued (including,
without limitation, issuance pursuant to a
stock dividend or stock split declared by the
Company or an exchange regarding the
Receipts or Deposited Securities or a
distribution of Receipts pursuant to Section
4.3 of the Deposit Agreement), whichever
applicable: (1) taxes and other governmental
charges, (2) such registration fees as may
from time to time be in effect for the
registration of transfers of Shares generally
on the Share register of the Company or
Foreign Registrar and applicable to transfers
of Shares to the name of the Depositary or
its nominee or the Custodian or its nominee
on the making of deposits or withdrawals
under the Deposit Agreement, (3) such
cable, telex and facsimile transmission
expenses as are expressly provided in the
Deposit Agreement, (4) such reasonable
expenses as are incurred by the Depositary
in the conversion of foreign currency
pursuant to Section 4.5 of the Deposit
Agreement, (5) a fee of $5.00 or less per 100
American Depositary Shares (or portion
thereof) for the execution and delivery of
Receipts pursuant to Section 2.3, 4.3 or 4.4
of the Deposit Agre, and the surrender of
Receipts pursuant to Section 2.5 or 6.2 of
the Deposit Agreement, (6) a fee of $.02 or
less per American Depositary Share (or
portion thereof) for any cash distribution
made pursuant to the Deposit Agreement
including, but not limited to Sections 4.1
through 4.4 thereof, and (7) a fee for the
distribution of securities pursuant to Section
4.2 of the Deposit Agreement, such fee
being in an amount equal to the fee for the
execution and delivery of American
Depositary Shares referred to above which
would have been charged as a result of the
deposit of such securities (for purposes of
this clause (7) treating all such securities as
if they were Shares), but which securities are
instead distributed by the Depositary to
Owners.
The Depositary, subject to Article (8)
hereof, may own and deal in any class of
securities of the Company and its affiliates
and in Receipts.
ARTICLE 8.	LOANS AND
PRE-RELEASE OF SHARES AND
RECEIPTS.
Unless requested in writing by the Company
to cease doing so, the Depositary may,
notwithstanding Section 2.03 of the Deposit
Agreement, execute and deliver Receipts
prior to the receipt of Shares pursuant to
Section 2.02 of the Deposit Agreement
(Pre-Release).  The Depositary may,
pursuant to Section 2.05 of the Deposit
Agreement, deliver Shares upon the receipt
and cancellation of Receipts which have
been Pre-Released, whether or not such
cancellation is prior to the termination of
such Pre-Release or the Depositary knows
that such Receipt has been Pre-Released.
The Depositary may receive Receipts in lieu
of Shares in satisfaction of a Pre-Release.
Notwithstanding any provision to the
contrary in the Deposit Agreement or this
Receipt, neither the Depositary nor the
Custodian shall deliver Shares in any
manner or otherwise permit Shares to be
withdrawn from the facility created by this
Agreement, except upon the receipt and
cancellation of Receipts.  Each Pre-Release
will be (a) preceded or accompanied by a
written representation and agreement from
the person to whom Receipts are to be
delivered (the Pre-Releasee) that the
Pre-Releasee, or its customer, (i) owns the
Shares or Receipts to be remitted, as the
case may be, (ii) assigns all beneficial rights,
title and interest in such Shares or Receipts,
as the case may be, to the Depositary in its
capacity as such and for the benefit of the
Owners, and (iii) will not take any action
with respect to such Shares or Receipts, as
the case may be, that is inconsistent with the
transfer of beneficial ownership (including,
without the consent of the Depositary,
disposing of such Shares or Receipts, as the
case may be), other than in satisfaction of
such Pre-Release, (b) at all times fully
collateralized with cash, U.S. government
securities or such other collateral as the
Depositary determines, in good faith, will
provide substantially similar liquidity and
security, (c) terminable by the Depositary on
not more than five (5) business days notice,
and (d) subject to such further indemnities
and credit regulations as the Depositary
deems appropriate.  The number of Shares
not deposited but represented by American
Depositary Shares outstanding at any time as
a result of Pre-Releases will not normally
exceed thirty percent (30%) of the Shares
deposited under the Deposit Agreement;
provided, however, that the Depositary
reserves the right to disregard such limit
from time to time as it reasonably deems
appropriate, and may, with the prior written
consent of the Company, change such limit
for purposes of general application.  The
Depositary will also set Dollar limits with
respect to Pre-Release transactions to be
entered into under the Deposit Agreement
with any particular Pre-Releasee on a
case-by-case basis as the Depositary deems
appropriate.  For purposes of enabling the
Depositary to fulfill its obligations to the
Owners under the Deposit Agreement, the
collateral referred to in clause (b) above
shall be held by the Depositary as security
for the performance of the Pre-Releasees
obligations to the Depositary in connection
with a Pre-Release transaction, including the
Pre-Releasees obligation to deliver Shares or
Receipts upon termination of a Pre-Release
transaction (and shall not, for the avoidance
of doubt, constitute Deposited Securities
under the Deposit Agreement).
The Depositary may retain for its own
account any compensation received by it in
connection with the foregoing.
ARTICLE 9.	TITLE TO RECEIPTS.
It is a condition of this Receipt and every
successive holder and Owner of this Receipt
by accepting or holding the same consents
and agrees, that title to this Receipt when
properly endorsed or accompanied by proper
instruments of transfer, is transferable by
delivery with the same effect as in the case
of a negotiable instrument; provided,
however, that the Company and the
Depositary, notwithstanding any notice to
the contrary, may treat the person in whose
name this Receipt is registered on the books
of the Depositary as the absolute owner
hereof for the purpose of determining the
person entitled to distribution of dividends
or other distributions or to any notice
provided for in the Deposit Agreement and
for all other purposes.
ARTICLE 10.	VALIDITY OF
RECEIPT.
This Receipt shall not be entitled to any
benefits under the Deposit Agreement or be
valid or obligatory for any purpose, unless
this Receipt shall have been executed by the
Depositary by the manual or facsimile
signature of a duly authorized signatory of
the Depositary and, if a Registrar for the
Receipts shall have been appointed,
countersigned by the manual or facsimile
signature of a duly authorized officer of the
Registrar.
ARTICLE 11.	REPORTS;
INSPECTION OF TRANSFER BOOKS.
The Company makes available certain
reports and documents required by foreign
law or otherwise under 12g3-2(b) under the
Securities Exchange Act of 1934, as
amended, at the Companys internet web site
or through an electronic information
delivery system.
The Depositary will make available for
inspection by Owners of Receipts at its
Corporate Trust Office any reports and
communications, including any proxy
soliciting material, received from the
Company which are both (a) received by the
Depositary, the Custodian or a nominee of
either as the holder of the Deposited
Securities and (b) made generally available
to the holders of such Deposited Securities
by the Company.  The Depositary shall also,
upon written request, send to the Owners of
Receipts copies of such reports furnished by
the Company pursuant to the Deposit
Agreement.
The Depositary shall keep books for the
registration of Receipts and transfers of
Receipts which at all reasonable times shall
be open for inspection by the Owners of
Receipts, provided that such inspection shall
not be for the purpose of communicating
with Owners of Receipts in the interest of a
business or object other than the business of
the Company or a matter related to the
Deposit Agreement or the Receipts.
The Depositary may close the transfer
books, at any time or from time to time,
when reasonably deemed expedient by it in
connection with the performance of its
duties under the Deposit Agreement, and
shall do so at the reasonable request of the
Company; provided, that any such closing of
the transfer books shall be subject to the
provisions of Section 2.6 of the Deposit
Agreement, which limit the suspension of
withdrawals of Shares.
ARTICLE 12.	DIVIDENDS AND
DISTRIBUTIONS.
Whenever the Depositary shall receive any
cash dividend or other cash distribution on
any Deposited Securities, the Depositary
shall, as promptly as practicable after its
receipt thereof, if at the time of receipt
thereof any amounts received in a foreign
currency can in the judgment of the
Depositary be converted on a reasonable
basis into United States dollars transferable
to the United States, and subject to the
Deposit Agreement, convert such dividend
or distribution into Dollars and shall, as
promptly as practicable, distribute the
amount thus received (net of the fees of the
Depositary as provided in the Deposit
Agreement, if applicable) to the Owners of
Receipts entitled thereto, provided, however,
that in the event that the Company or the
Depositary shall be required to withhold and
does withhold from such cash dividend or
such other cash distribution in respect of any
Deposited Securities an amount on account
of taxes, the amount distributed to the
Owners of the Receipts evidencing
American Depositary Shares representing
such Deposited Securities shall be reduced
accordingly.
Subject to the provisions of Sections 4.11
and 5.9 of the Deposit Agreement, whenever
the Depositary shall receive any distribution
other than a distribution described in
Sections 4.1, 4.3 or 4.4 of the Deposit
Agreement, the Depositary shall, as
promptly as practicable after receipt thereof,
cause the securities or property received by
it to be distributed to the Owners of Receipts
entitled thereto, in any manner that the
Depositary may reasonably deem equitable
and practicable for accomplishing such
distribution; provided, however, that if in the
reasonable opinion of the Depositary such
distribution cannot be made proportionately
among the Owners of Receipts entitled
thereto, or if for any other reason the
Depositary reasonably deems such
distribution not to be feasible, the
Depositary may, after consultation with the
Company, adopt such method as it may
reasonably deem equitable and practicable
for the purpose of effecting such
distribution, including, but not limited to,
the public or private sale of the securities or
property thus received, or any part thereof,
and the net proceeds of any such sale (net of
the fees of the Depositary as provided in
Section 5.9 of the Deposit Agreement) shall
be distributed by the Depositary to the
Owners of Receipts entitled thereto as in the
case of a distribution received in cash;
provided, however, that no distribution to
Owners pursuant to Section 4.2 of the
Deposit Agreement shall be unreasonably
delayed by any action of the Depositary or
any of its agents.
If any distribution upon any Deposited
Securities consists of a dividend in, or free
distribution of, Shares, the Depositary may,
and shall if the Company so requests,
distribute, as promptly as practicable, to the
Owners of outstanding Receipts entitled
thereto, additional Receipts evidencing an
aggregate number of American Depositary
Shares representing the amount of Shares
received as such dividend or free
distribution, subject to the terms and
conditions of the Deposit Agreement with
respect to the deposit of Shares and the
issuance of American Depositary Shares
evidenced by Receipts, including the
withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees of the Depositary as
provided in Section 5.9 of the Deposit
Agreement.  In lieu of delivering Receipts
for fractional American Depositary Shares
in any such case, the Depositary shall sell
the amount of Shares represented by the
aggregate of such fractions and distribute the
net proceeds, all in the manner and subject
to the conditions set forth in the Deposit
Agreement; provided, however, that no
distribution to Owners pursuant to Section
4.3 of the Deposit Agreement shall be
unreasonably delayed by any action of the
Depositary or any of its agents.  If additional
Receipts are not so distributed, each
American Depositary Share shall
thenceforth also represent the additional
Shares distributed upon the Deposited
Securities represented thereby.
In connection with any distribution to
Owners, the Company will remit to the
appropriate governmental authority or
agency all amounts (if any) required to be
withheld and owing to such authority or
agency by the Company; and the Depositary
and the Custodian will remit to the
appropriate governmental authority or
agency all amounts (if any) required to be
withheld and owing to such authority or
agency by the Depositary or the Custodian.
The Depositary will forward to the
Company such information from its records
as the Company may reasonably request to
enable the Company to file necessary reports
with governmental authorities or agencies
and either the Company or the Depositary
may file any such reports necessary to
obtain benefits under any applicable tax
treaties for Owners.
In the event that the Depositary determines
that any distribution in property (including
Shares and rights to subscribe therefor) is
subject to any tax or other governmental
charge which the Depositary is obligated to
withhold, the Depositary may by public or
private sale dispose of all or a portion of
such property (including Shares and rights to
subscribe therefor) in such amounts and in
such reasonable manner as the Depositary
deems necessary and practicable to pay any
such taxes or charges and the Depositary
shall, as promptly as practicable, distribute
the net proceeds of any such sale after
deduction of such taxes or charges to the
Owners of Receipts entitled thereto.
The Depositary and the Company agree to
use reasonable efforts to make and maintain
arrangements from time to time to enable
persons that are considered United States
residents for purposes of applicable law to
receive any rebates, tax credits or other
benefits (pursuant to treaty or otherwise)
relating to distributions on the American
Depositary Shares to which such persons are
entitled; provided, however, that neither the
Company nor the Depositary, as the case
may be, shall be required to follow any
procedures, or participate in any
arrangements relating to the refund of
withholding tax if it determines in good faith
that its participation in the refund process is
no longer lawful or feasible.
ARTICLE 13.	CONVERSION OF
FOREIGN CURRENCY.
Whenever the Depositary or the Custodian
shall receive foreign currency, by way of
dividends or other distributions or the net
proceeds from the sale of securities,
property or rights, and if at the time of the
receipt thereof the foreign currency so
received can in the judgment of the
Depositary be converted on a reasonable
basis into Dollars and the resulting Dollars
transferred to the United States, the
Depositary shall convert or cause to be
converted, as promptly as practicable, by
sale or in any other manner that it may
determine, such foreign currency into
Dollars, and such Dollars shall be promptly
distributed to the Owners entitled thereto or,
if the Depositary shall have distributed any
warrants or other instruments which entitle
the holders thereof to such Dollars, then to
the holders of such warrants and/or
instruments upon surrender thereof for
cancellation.  Such distribution may be
made upon an averaged or other practicable
basis without regard to any distinctions
among Owners on account of exchange
restrictions, the date of delivery of any
Receipt or otherwise and shall be net of any
reasonable expenses of conversion into
Dollars incurred by the Depositary as
provided in Section 5.9 of the Deposit
Agreement.
If such conversion or distribution can be
effected only with the approval or license of
any government or agency thereof, the
Depositary shall file such application for
approval or license as promptly as
practicable.
If at any time the Depositary shall determine
that in its judgment any foreign currency
received by the Depositary or the Custodian
is not, pursuant to applicable law convertible
in whole or in part on a reasonable basis into
Dollars transferable to the United States, or
if any approval or license of any government
or agency thereof which is required for such
conversion is denied or in the reasonable
opinion of the Depositary cannot be
obtained in a reasonable amount of time, or
if any such approval or license is not
obtained within a reasonable period as
reasonably determined by the Depositary,
the Depositary shall, (a) as to that portion of
the foreign currency that is convertible into
Dollars, make such conversion and, to the
extent permitted by applicable law, transfer
such Dollars to the United States for
distribution as promptly as practicable in
accordance with the first paragraph of
Section 4.5 of the Deposit Agreement and
(b) as to the inconvertible balance, if any, (i)
if requested by an Owner, distribute the
foreign currency (or an appropriate
document evidencing the right to receive
such foreign currency) received by the
Depositary to such Owner and (ii) if not so
requested by an Owner, may hold such
foreign currency uninvested and without
liability for interest thereon for the
respective accounts of the Owners entitled to
receive the same.
ARTICLE 14.	RIGHTS.
In the event that the Company shall offer or
cause to be offered to the holders of any
Deposited Securities any rights to subscribe
for additional Shares or any rights of any
other nature, the Depositary shall, after
consultation with the Company, have
discretion as to the procedure to be followed
in making rights available to any Owners or
in disposing of such rights on behalf of any
Owners and making, as promptly as
practicable, the net proceeds available to
such Owners or, if by the terms of such
rights offering or for any other reason, the
Depositary may not either make such rights
available to any Owners or dispose of such
rights and make the net proceeds available
to such Owners, then the Depositary shall
allow the rights to lapse.  If at the time of the
offering of any rights the Depositary
determines, after consultation with the
Company, in its reasonable discretion that it
is lawful and feasible to make such rights
available to all Owners or to certain Owners
but not to other Owners, the Depositary may
distribute, to any Owner to whom it
determines the distribution to be lawful and
feasible, in proportion to the number of
American Depositary Shares held by such
Owner, warrants or other instruments
therefor in such form as it deems
appropriate.
In circumstances in which rights would
otherwise not be distributed, if an Owner of
Receipts requests the distribution of
warrants or other instruments in order to
exercise the rights allocable to the American
Depositary Shares of such Owner under the
Deposit Agreement, the Depositary will
make such rights available to such Owner,
as promptly as practicable, upon written
notice from the Company to the Depositary
that (a) the Company has elected in its sole
discretion to permit such rights to be
exercised and (b) such Owner has executed
such documents as the Company has
determined in its sole discretion are
reasonably required under applicable law.
If the Depositary has distributed warrants or
other instruments for rights to all or certain
Owners, then upon instruction from such an
Owner pursuant to such warrants or other
instruments to the Depositary from such
Owner to exercise such rights, upon
payment by such Owner to the Depositary
for the account of such Owner of an amount
equal to the purchase price of the Shares to
be received upon the exercise of the rights,
and upon payment of the fees of the
Depositary and any other charges as set
forth in such warrants or other instruments,
the Depositary shall, on behalf of such
Owner, exercise the rights and purchase the
Shares, and the Company shall cause the
Shares so purchased to be delivered to the
Depositary on behalf of such Owner.  As
agent for such Owner, the Depositary will
cause the Shares so purchased to be
deposited, as promptly as practicable,
pursuant to Section 2.2 of the Deposit
Agreement, and shall, as promptly as
practicable, pursuant to Section 2.3 of the
Deposit Agreement, execute and deliver
Receipts to such Owner.  In the case of a
distribution pursuant to the second
paragraph of this Article, such Receipts shall
be legended in accordance with applicable
U.S. laws, and shall be subject to the
appropriate restrictions on sale, deposit,
cancellation and transfer under such laws.
If the Depositary determines in its
reasonable discretion that it is not lawful and
feasible to make such rights available to all
or certain Owners, it may sell the rights,
warrants or other instruments in proportion
to the number of American Depositary
Shares held by the Owners to whom it has
determined it may not lawfully or feasibly
make such rights available, and allocate the
net proceeds of such sales (net of the fees of
the Depositary as provided in Section 5.9 of
the Deposit Agreement and all taxes and
governmental charges payable in connection
with such rights and subject to the terms and
conditions of the Deposit Agreement) for the
account of such Owners otherwise entitled
to such rights, warrants or other instruments,
upon an averaged or other practical basis
without regard to any distinctions among
such Owners because of exchange
restrictions or the date of delivery of any
Receipt or otherwise.  Such proceeds shall
be distributed as promptly as practicable in
accordance with Section 4.1 of the Deposit
Agreement.
The Depositary will not offer rights to
Owners unless both the rights and the
securities to which such rights relate are
either exempt from registration under the
Securities Act of 1933 with respect to a
distribution to Owners or are registered
under the provisions of such Act; provided,
that, nothing in the Deposit Agreement shall
create any obligation on the part of the
Company to file a registration statement
with respect to such rights or underlying
securities or to endeavor to have such a
registration statement declared effective.  If
an Owner of Receipts requests distribution
of warrants or other instruments,
notwithstanding that there has been no such
registration under such Act, the Depositary
shall not effect such distribution unless it
has received an opinion from recognized
counsel in the United States for the
Company upon which the Depositary may
rely that such distribution to such Owner is
exempt from such registration.
The Depositary shall not be responsible for
any failure to determine that it may be
lawful or feasible to make such rights
available to Owners in general or any Owner
in particular.
ARTICLE 15.	RECORD DATES.
Whenever any cash dividend or other cash
distribution shall become payable or any
distribution other than cash shall be made, or
whenever rights shall be issued with respect
to the Deposited Securities, or whenever for
any reason the Depositary causes a change
in the number of Shares that are represented
by each American Depositary Share, or
whenever the Depositary shall receive notice
of any meeting of holders of Shares or other
Deposited Securities, the Depositary shall
fix a record date (which shall be as near as
practicable to any corresponding record date
set by the Company) (a) for the
determination of the Owners of Receipts
who shall be (i) entitled to receive such
dividend, distribution or rights or the net
proceeds of the sale thereof or (ii) entitled to
give instructions for the exercise of voting
rights at any such meeting or (b) on or after
which each American Depositary Share will
represent the changed number of Shares,
subject to the provisions of the Deposit
Agreement.
ARTICLE 16.	VOTING OF
DEPOSITED SECURITIES.
Upon receipt of notice of any meeting of
holders of Shares or other Deposited
Securities, if requested in writing by the
Company, the Depositary shall, as soon as
practicable thereafter, mail to the Owners of
Receipts a notice, the form of which notice
shall be in the sole discretion of the
Depositary, which shall contain (a) such
information as is contained in such notice of
meeting, (b) a statement that the Owners of
Receipts as of the close of business on a
specified record date will be entitled, subject
to any applicable provision of English law
and of the Articles of Association of the
Company, to instruct the Depositary as to
the exercise of the voting rights, if any,
pertaining to the amount of Shares or other
Deposited Securities represented by their
respective American Depositary Shares and
(c) a statement as to the manner in which
such instructions may be given, including an
express indication that such instructions may
be given or deemed given in accordance
with the last sentence of this paragraph if no
instruction is received, to the Depositary to
give a discretionary proxy to a person
designated to the Company.  Upon the
written request of an Owner of a Receipt on
such record date, received on or before the
date established by the Depositary for such
purpose (the Instruction Date), the
Depositary shall endeavor, in so far as
practicable to vote or cause to be voted the
amount of Shares or other Deposited
Securities represented by the American
Depositary Shares evidenced by such
Receipt in accordance with the instructions
set forth in such request.  The Depositary
shall not vote or attempt to exercise the right
to vote that attaches to the Shares or other
Deposited Securities, other than in
accordance with such instructions or deemed
instructions.  If no instructions are received
by the Depositary from any Owner with
respect to any of the Deposited Securities
represented by the American Depositary
Shares evidenced by such Owners Receipts
on or before the Instruction Date, the
Depositary shall deem such Owner to have
instructed the Depositary to give a
discretionary proxy to a person designated
by the Company with respect to such
Deposited Securities and the Depositary
shall give a discretionary proxy to a person
designated by the Company to vote such
Deposited Securities, provided, that no such
instruction shall be given with respect to any
matter as to which the Company informs the
Depositary that (x) the Company does not
wish such proxy given, (y) substantial
opposition exists or (z) such matter
materially and adversely affects the rights of
holders of Shares or other Deposited
Securities.
Although the Depositary shall endeavor,
insofar as practicable, to deliver the notice
described in the preceding paragraph
reasonably in advance of the Instruction
Date, there can be no assurance that Owners
generally or any Owner in particular will
receive the notice described in the preceding
paragraph sufficiently prior to the
Instruction Date to ensure that the
Depositary will vote the Shares or Deposited
Securities in accordance with the provisions
set forth in the preceding paragraph.
ARTICLE 17.	CHANGES
AFFECTING DEPOSITED
SECURITIES.
In circumstances where the provisions of
Section 4.3 of the Deposit Agreement do not
apply, upon any change in nominal value,
change in par value, split-up, consolidation,
cancellation or any other reclassification of
Deposited Securities, or upon any
recapitalization, reorganization, merger or
consolidation, or sale of assets affecting the
Company or to which it is a party, any
securities which shall be received by the
Depositary or a Custodian in exchange for
or in conversion of or in respect of
Deposited Securities shall be treated as new
Deposited Securities under the Deposit
Agreement, and American Depositary
Shares shall thenceforth represent the new
Deposited Securities so received in
exchange or conversion, unless additional
Receipts are delivered pursuant to the
following sentence.  In any such case the
Depositary may with the Companys
approval, and shall if the Company shall so
request, execute and deliver additional
Receipts as in the case of a dividend in
Shares, or call for the surrender of
outstanding Receipts to be exchanged for
new Receipts specifically describing such
new Deposited Securities.
ARTICLE 18.	LIABILITY OF
THE COMPANY AND DEPOSITARY.
Neither the Depositary nor the Company nor
any of their respective directors, employees,
agents or affiliates shall incur any liability to
any Owner or Beneficial Owner of any
Receipt, if by reason of any provision of any
present or future law or regulation of the
United States or any other country, or of any
governmental or regulatory authority or
stock exchange, or by reason of any
provision, present or future, of the Articles
of Association of the Company, or by reason
of any act of God or war or other
circumstances beyond its control, the
Depositary or the Company shall be
prevented or forbidden from, or be subject to
any civil or criminal penalty on account of,
doing or performing any act or thing which
by the terms of the Deposit Agreement it is
provided shall be done or performed; nor
shall the Depositary or the Company nor any
of their respective directors, employees,
agents or affiliates incur any liability to any
Owner or Beneficial Owner of a Receipt by
reason of any non-performance or delay,
caused as aforesaid, in the performance of
any act or thing which by the terms of the
Deposit Agreement it is provided shall or
may be done or performed, or by reason of
any exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement.  Where, by the terms of a
distribution pursuant to Sections 4.1, 4.2 or
4.3 of the Deposit Agreement, or an offering
or distribution pursuant to Section 4.4 of the
Deposit Agreement, or for any other reason,
the Depositary is prevented or prohibited
from making such distribution or offering
available to Owners of Receipts, or the
Depositary is prevented or prohibited from
disposing of such distribution or offering on
behalf of such Owners and making the net
proceeds available to such Owners, then the
Depositary shall not make such distribution
or offering, and shall allow any rights, if
applicable, to lapse.  Neither the Company
nor the Depositary assumes any obligation
or shall be subject to any liability under the
Deposit Agreement to Owners or Beneficial
Owners of Receipts, except that they agree
to perform their obligations specifically set
forth in the Deposit Agreement without
negligence or bad faith.  The Depositary
shall not be subject to any liability with
respect to the validity or worth of the
Deposited Securities.  Neither the
Depositary nor the Company shall be under
any obligation to appear in, prosecute or
defend any action, suit or other proceeding
in respect of any Deposited Securities or in
respect of the Receipts, which in its opinion
may involve it in expense or liability, unless
indemnity satisfactory to it against all
expense and liability shall be furnished as
often as may be required, and the Custodian
shall not be under any obligation whatsoever
with respect to such proceedings, the
responsibility of the Custodian being solely
to the Depositary.  Neither the Depositary
nor the Company shall be liable for any
action or nonaction by it in reliance upon the
advice of or information from legal counsel,
accountants, any person presenting Shares
for deposit, any Owner or holder of a
Receipt, or any other person believed by it
in good faith to be competent to give such
advice or information.  The Depositary shall
not be liable for any acts or omissions made
by a successor depositary whether in
connection with a previous act or omission
of the Depositary or in connection with any
matter arising wholly after the removal or
resignation of the Depositary, provided that
in connection with the issue out of which
such potential liability arises the Depositary
performed its obligations without negligence
or bad faith while it acted as Depositary.
The Depositary shall not be responsible for
any failure to carry out any instructions to
vote any of the Deposited Securities, or for
the manner in which any such vote is cast or
the effect of any such vote, provided that
any such action or nonaction is in good
faith.  The Company agrees to indemnify the
Depositary, its directors, employees, agents
and affiliates and any Custodian (the
indemnified persons) against, and hold each
of them harmless from, any liability or
expense (including, but not limited to, the
reasonable fees and expenses of counsel)
which may arise out of acts performed or
omitted, in accordance with the provisions
of the Deposit Agreement and of the
Receipts, as the same may be amended,
modified or supplemented from time to
time, (i) by either the Depositary or a
Custodian or their respective directors,
employees, agents and affiliates, except for
any liability or expense arising out of the
negligence or bad faith of either of them, or
(ii) by the Company or any of its directors,
employees, agents and affiliates.
The indemnities contained in the preceding
paragraph shall not extend to any liability or
expense which arises solely and exclusively
out of a Pre-Release (as defined in Section
2.09 of the Deposit Agreement) of a Receipt
or Receipts in accordance with Section 2.09
of the Deposit Agreement and which would
not otherwise have arisen had such Receipt
or Receipts not been the subject of a Pre-
Release pursuant to Section 2.09 of the
Deposit Agreement; provided, however, that
the indemnities provided in the preceding
paragraph shall apply to any such liability or
expense (i) to the extent that such liability or
expense would have arisen had a Receipt or
Receipts not been the subject of a Pre-
Release, or (ii) which may arise out of any
misstatement or alleged misstatement or
omission or alleged omission in any
registration statement, proxy statement,
prospectus (or placement memorandum), or
preliminary prospectus (or preliminary
placement memorandum) relating to the
offer or sale of American Depositary Shares,
except to the extent any such liability or
expense arises out of (a) information relating
to the Depositary or any Custodian (other
than the Company), as applicable, furnished
in writing and not materially changed or
altered by the Company expressly for use in
any of the foregoing documents, or, (b) if
such information is provided, the failure to
state a material fact necessary to make the
information provided not misleading.
The obligations set forth in Section 5.8 of
the Deposit Agreement shall survive the
termination of the Deposit Agreement and
the succession or substitution of any
indemnified person.
No disclaimer of liability under the
Securities Act of 1933 is intended by any
provision of the Deposit Agreement.
ARTICLE 19.	RESIGNATION
AND REMOVAL OF THE
DEPOSITARY.
The Depositary may at any time resign as
Depositary under the Deposit Agreement by
written notice of its election so to do
delivered to the Company, such resignation
to take effect upon the appointment of a
successor depositary and its acceptance of
such appointment as provided in the Deposit
Agreement.  The Depositary may at any
time be removed by the Company by written
notice of such removal, effective upon the
appointment of a successor depositary and
its acceptance of such appointment as
provided in the Deposit Agreement.
Whenever the Depositary in its discretion
determines that it is in the best interest of the
Owners of Receipts to do so, it may appoint
substitute or additional custodian or
custodians.
ARTICLE 20.	AMENDMENT.
The form of the Receipts and any provisions
of the Deposit Agreement may at any time
and from time to time be amended by
agreement between the Company and the
Depositary in any respect which they may
deem necessary or desirable.  Any
amendment which shall impose or increase
any fees or charges (other than taxes and
other governmental charges, registration
fees, cable, telex or facsimile transmission
costs, delivery costs or other such expenses),
or which shall otherwise prejudice any
substantial existing right of Owners of
Receipts, shall, however, not become
effective as to outstanding Receipts until the
expiration of 30 days after notice of such
amendment shall have been given to the
Owners of outstanding Receipts.  Every
Owner of a Receipt at the time any
amendment so becomes effective shall be
deemed, by continuing to hold such Receipt,
to consent and agree to such amendment and
to be bound by the Deposit Agreement as
amended thereby.  In no event shall any
amendment impair the right of the Owner of
any Receipt to surrender such Receipt and
receive therefor the Deposited Securities
represented thereby, except in order to
comply with mandatory provisions of
applicable law.
ARTICLE 21.	TERMINATION
OF DEPOSIT AGREEMENT.
The Depositary shall at any time at the
direction of the Company terminate the
Deposit Agreement by mailing notice of
such termination to the Owners of all
Receipts then outstanding at least 90 days
prior to the date fixed in such notice for such
termination.  The Depositary may likewise
terminate the Deposit Agreement by mailing
notice of such termination to the Company
and the Owners of all Receipts then
outstanding if at any time 180 days shall
have expired after the Depositary shall have
delivered to the Company a written notice of
its election to resign and a successor
depositary shall not have been appointed and
accepted its appointment as provided in the
Deposit Agreement.  On and after the date
of termination, the Owner of a Receipt will,
upon (a) surrender of such Receipt at the
Corporate Trust Office of the Depositary,
(b) payment of the fee of the Depositary for
the surrender of Receipts referred to in
Section 2.5 of the Deposit Agreement and
(c) payment of any applicable taxes or
governmental charges, be entitled to
delivery, to him or upon his order, of the
amount of Deposited Securities represented
by the American Depositary Shares
evidenced by such Receipt.  If any Receipts
shall remain outstanding after the date of
termination, the Depositary thereafter shall
discontinue the registration of transfers of
Receipts, shall suspend the distribution of
dividends to the Owners thereof, and shall
not give any further notices or perform any
further acts under the Deposit Agreement,
except that the Depositary shall continue to
collect dividends and other distributions
pertaining to Deposited Securities, shall sell
rights as provided in the Deposit Agreement,
and shall continue to deliver Deposited
Securities, together with any dividends or
other distributions received with respect
thereto and the net proceeds of the sale of
any rights or other property, in exchange for
Receipts surrendered to the Depositary (after
deducting, in each case, the fee of the
Depositary for the surrender of a Receipt,
any expenses for the account of the Owner
of such Receipt in accordance with the terms
and conditions of the Deposit Agreement
and any applicable taxes or governmental
charges).  At any time after the expiration of
one year from the date of termination, the
Depositary may sell the Deposited Securities
then held under the Deposit Agreement and
may thereafter hold uninvested the net
proceeds of any such sale, together with any
other cash then held by it thereunder,
unsegregated and without liability for
interest, for the pro rata benefit of the
Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net
proceeds.  After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds and
other cash (after deducting, in each case, the
fee of the Depositary for the surrender of a
Receipt, any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  Upon the
termination of the Deposit Agreement, the
Company shall be discharged from all
obligations under the Deposit Agreement
except for its obligations to the Depositary
under Sections 5.8 and 5.9 of the Deposit
Agreement.
ARTICLE 22.	COMPLIANCE
WITH U.S. SECURITIES LAWS.
Notwithstanding anything in the Deposit
Agreement or this Receipt to the contrary,
the Company and the Depositary each
agrees that it will not exercise any rights it
has under the Deposit Agreement to prevent
the withdrawal or delivery of Deposited
Securities in a manner which would violate
the U.S. securities laws, including, but not
limited to, Section I.A.(1) of the General
Instructions to the Form F-6 Registration
Statement, as amended from time to time,
under the Securities Act of 1933.
ARTICLE 23.	DISCLOSURE OF
BENEFICIAL OWNERSHIP.
Notwithstanding any other provision of the Deposit Agreement to the contrary, each Owner and Beneficial Owner of a Receipt agrees to provide such information as the Company may request in a disclosure notice
(a Disclosure Notice) given pursuant to the United Kingdom Companies Act 1985 (as amended from time to time and including any statutory modification or re-enactment thereof, the Companies Act) or the Companys Memorandum and Articles of
Association.  Each Owner and Beneficial
Owner of a Receipt acknowledges that it
understands that failure to comply with a Disclosure Notice may result in the imposition of sanctions against the holder of the Shares in respect of which the non-complying Owner or Beneficial Owner is or was, or appears to be or has been, interested as provided in the Companies Act and the Companys Memorandum and Articles of
Association (including, without limitation, the withdrawal of voting rights or, in certain circumstances, in relation to the non-complying Owner, the withholding of any payments, including dividends and payments of a capital nature, in respect of the Shares represented by such American
Depositary Shares, voiding any transfers of the Shares represented by such American
Depositary Shares, prohibiting the issuance of additional shares by way of rights or bonus entitlement in respect of the Shares represented by such American Depositary
Shares and the nullification of any
agreement to effect any of the acts subject to the restrictions by virtue of the sanctions).
In addition, each Owner and Beneficial
Owner of a Receipt agrees to comply with the provisions of the Companies Act with regard to the notification to the Company of interests in Shares, which currently provide, inter alia that any holder of Receipts or other person who is or becomes directly or indirectly interested (within the meaning of the Companies Act) in 3% or more of the outstanding Shares, or is aware that another person for whom it holds such Receipts or owns such interest in American Depositary
Shares is so interested, must within two
United Kingdom business days after
becoming so interested or so aware (and
thereafter in certain circumstances upon any change of at least one percent (1%) of the outstanding Shares) notify the Company as required by the Companies Act. Each
Owner and Beneficial Owner of a Receipt
acknowledges that it understands that failure to comply with the Companies Act in this regard may similarly result in the imposition of the sanctions described in the first paragraph of this Article 23.
In the event that the Company determines that there has been a failure to comply with a Disclosure Notice with respect to any Deposited Securities and that sanctions are to be imposed against such Deposited
Securities pursuant to the Companies Act by a court of competent jurisdiction or the Companys Memorandum and Articles of
Association by the Company, the Company
shall so notify the Depositary, giving full details thereof, and shall instruct the Depositary in writing as to the application of such sanctions to the Deposited Securities.
Except as prohibited by applicable law, the Depositary agrees to use reasonable efforts to comply with any such instructions requesting that the Depositary take the reasonable and feasible actions specified therein to apply such sanctions.
If the Company requests information from the Depositary or the Custodian, as the registered holders of Shares, pursuant to the Companys Memorandum and Articles of
Association or the Companies Act, the
Depositary agrees to use, and to cause the Custodian to use, reasonable efforts to comply with any reasonable instructions received from the Company requesting the Depositary to take the reasonable actions specified therein to obtain such information.


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